Exhibit 21

SUBSIDIARIES OF ANALOG DEVICES, INC.
As of November 3, 2018

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Analog Devices Australia Pty. Ltd.	Australia
Analog Devices Pty, Ltd.	Australia
Analog Devices, GMBH	Austria
Analog Devices Bermuda Ltd.	Bermuda
Analog Devices Canada, Ltd.	Canada
Analog Devices (China) Co. Ltd.	China
Analog Devices (Shanghai) Co. Ltd.	China
Analog Devices A/S	Denmark
Analog Devices Limited Egypt LLC	Egypt
Analog Devices (Finland) OY	Finland
Analog Devices, SAS	France
Analog Devices, GmbH	Germany
Analog Devices India Private Limited	India
Analog Devices International U.C.	Ireland
Analog Devices Global U.C.	Ireland
Analog Devices Technology U.C.	Ireland
Analog Devices Israel, Ltd.	Israel
Analog Devices SRL	Italy
Analog Devices, K.K.	Japan
Analog Devices Korea, Ltd.	Korea
Analog Devices Sdn Bhd	Malaysia
Analog Devices Coöperatief, U.A.	The Netherlands
Analog Devices Holdings, B.V.	The Netherlands
Analog Devices Nederland, B.V.	The Netherlands
Analog Devices Norway AS	Norway
Analog Devices (Philippines), Inc.	The Philippines
Analog Devices Gen. Trias, Inc.	The Philippines
Analog Devices Realty Holdings, Inc.	The Philippines
Analog Devices S.L.U.	Spain
Analog Devices A.B.	Sweden
Analog Devices Taiwan, Ltd.	Taiwan
Analog Devices Mikroelektronik Sanayi Ve Ticaret Ltd. Sirketi	Turkey
Analog Devices Limited	United Kingdom
Analog Devices International, Inc.	Massachusetts, USA
Analog Devices Federal LLC	Delaware, USA
ADI Micromachines, Inc.	Delaware, USA
Hittite Microwave SARL	France
Hittite Microwave India Pvt. Ltd.	India
Hittite Microwave Norway AS	Norway
Hittite Microwave LLC	Delaware, USA
HMC Netherlands, C.V.	The Netherlands
Innovasic, Inc.	Delaware, USA
Linear Technology Canada Corp.	Canada
Linear Technology (Hangzhou) Analog IC Design Ltd.	China
Linear Technology SARL	France
Linear Technology GmbH	Germany
Linear Technology Corporation Limited	Hong Kong
Linear Technology Semiconductor India PTE LTD	India
Linear Technology (Israel) Ltd.	Israel
Linear Technology (Italy) Srl	Italy
Linear Technology GK	Japan
Linear Technology KK	Japan
Linear Technology Korea Co. Ltd.	Korea
Linear Technology Semiconductor Mexico S. de R.L. de C.V.	Mexico
Linear Technology PTE LTD	Singapore
Linear Technology A.B.	Sweden
Linear Technology Taiwan Corporation	Taiwan
Linear Technology (U.K.) Limited	United Kingdom
Linear Technology LLC	Delaware, USA
Lyric Semiconductor, Inc.	Delaware, USA
Linear Technology Holding Company	Delaware, USA
Linear Technology Holding LLC	Delaware, USA
Multigig, Inc.	Delaware, USA
OneTree Microdevices, Inc.	Delaware, USA
OtoSense Inc.	Delaware, USA
SNAP Sensor SA	Switzerland
Symeo GmbH	Germany
Symeo Sp. Z o.o.	Poland